Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-106113,

333-75994, 333-61694, 333-116619, 333-116618, 333-135235, 333-159774, and 333-167340) and Form S-3 (No. 333-173281) of Catalyst Health Solutions, Inc. of our report dated February 24, 2012 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
February 24, 2012